UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0827593
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3020 Callan Road	92121
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-219967

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered.

A description of the warrants to purchase common stock (the "Warrants") of Cytori Therapeutics, Inc. (the "Company") to be registered hereunder is contained in the section entitled "Description of Securities — Warrants" in the Company's prospectus dated November 2, 2017 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as supplemented by prospectus supplement No. 1 dated November 14, 2017, relating to the Registration Statement on Form S-1 (file No. 333-219967), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Composite Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed on March 11, 2016).

3.2	Amended and Restated Bylaws of Cytori Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q filed on August 14, 2003).

3.3	Amendment to Amended and Restated Bylaws of Cytori Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 6, 2014).
3.4

Certificate of Designation of Preferences, Rights and Limitations of Series A 3.6% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 8, 2014).

3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 10, 2016).
3.6

Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on November 28, 2017).

4.1	Form of Series S Warrant underlying the Units (incorporated by reference to Exhibit 4.27 to the Company's Registration Statement on Form S-1/A filed on October 3, 2017).
4.2

Form of Warrant Agreement between Cytori Therapeutics, Inc. and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.32 to the Company's Registration Statement on Form S-1/A filed on October 3, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cytori Therapeutics, Inc.

Dated: November 28, 2017	By:	/s/ Tiago Girão
Tiago Girão
Chief Financial Officer